As filed with the Securities and Exchange Commission on April 20, 2021

Registration No. 333-254356

Registration No. 333-237333

Registration No. 333-233851

Registration No. 333-230616

Registration No. 333-226085

Registration No. 333-224015

Registration No. 333-217004

Registration No. 333-213059

Registration No. 333-204730

Registration No. 333-194865

Registration No. 333-187641

Registration No. 333-180412

Registration No. 333-163644

Registration No. 333-151816

Registration No. 333-148621

Registration No. 333-133281

Registration No. 333-124072

Registration No. 333-114434

Registration No. 333-108334

Registration No. 333-104925

Registration No. 333-87322

Registration No. 333-56322

Registration No. 333-55974

Registration No. 333-40152

Registration No. 333-40154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT No. 333-254356

FORM S-8 REGISTRATION STATEMENT No. 333-237333

FORM S-8 REGISTRATION STATEMENT No. 333-233851

FORM S-8 REGISTRATION STATEMENT No. 333-230616

FORM S-8 REGISTRATION STATEMENT No. 333-226085

FORM S-8 REGISTRATION STATEMENT No. 333-224015

FORM S-8 REGISTRATION STATEMENT No. 333-217004

FORM S-8 REGISTRATION STATEMENT No. 333-213059

FORM S-8 REGISTRATION STATEMENT No. 333-204730

FORM S-8 REGISTRATION STATEMENT No. 333-194865

FORM S-8 REGISTRATION STATEMENT No. 333-187641

FORM S-8 REGISTRATION STATEMENT No. 333-180412

FORM S-8 REGISTRATION STATEMENT No. 333-163644

FORM S-8 REGISTRATION STATEMENT No. 333-151816

FORM S-8 REGISTRATION STATEMENT No. 333-148621

FORM S-8 REGISTRATION STATEMENT No. 333-133281

FORM S-8 REGISTRATION STATEMENT No. 333-124072

FORM S-8 REGISTRATION STATEMENT No. 333-114434

FORM S-8 REGISTRATION STATEMENT No. 333-108334

FORM S-8 REGISTRATION STATEMENT No. 333-104925

FORM S-8 REGISTRATION STATEMENT No. 333-87322

FORM S-8 REGISTRATION STATEMENT No. 333-56322

FORM S-8 REGISTRATION STATEMENT No. 333-55974

FORM S-8 REGISTRATION STATEMENT No. 333-40152

FORM S-8 REGISTRATION STATEMENT No. 333-40154

UNDER

THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10

Bermuda

(Address of principal executive offices, including Zip Code)

2000 Employee Stock Purchase Plan, as amended and restated

Aquantia Corp. 2004 Equity Incentive Plan

Aquantia Corp. 2015 Equity Incentive Plan

Aquantia Corp. 2017 Equity Incentive Plan

Cavium, Inc. 2016 Equity Incentive Plan

Cavium, Inc. 2007 Equity Incentive Plan

QLogic Corporation 2005 Performance Incentive Plan

Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan

(Full title of the plans)

Mitchell Gaynor

Executive Vice President, Chief Legal Officer and Secretary

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(Name and address of agent for service)

(408) 222-2500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1, filed by Marvell Technology Group Ltd., a Bermuda exempted company (“Marvell” or the “Registrant”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) by Marvell:

•

Registration No.  333-254356, filed with the SEC on March 16, 2021, registering 8,000,000 common shares of Marvell, par value $0.002 per share (“Common Shares”), under the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan, as amended and restated (the “2000 ESPP”);

•	Registration No. 333-237333, filed with the SEC on March 23, 2020, registering 8,000,000 Common Shares under the 2000 ESPP;

•

Registration No.  333-233851, filed with the SEC on September 19, 2019, registering 2,128,823 Common Shares under the Aquantia Corp. 2004 Equity Incentive Plan, the Aquantia Corp. 2015 Equity Incentive Plan and the Aquantia Corp. 2017 Equity Incentive Plan;

•	Registration No. 333-230616, filed with the SEC on March 29, 2019, registering 8,000,000 Common Shares under the 2000 ESPP;

•

Registration No.  333-226085, filed with the SEC on July 6, 2018, registering 15,824,555 Common Shares under the Cavium, Inc. 2016 Equity Incentive Plan, Cavium, Inc. 2007 Equity Incentive Plan and QLogic Corporation 2005 Performance Incentive Plan;

•	Registration No. 333-224015, filed with the SEC on March 29, 2018, registering 7,425,413 Common Shares under the 2000 ESPP;

•	Registration No. 333-217004, filed with the SEC on March 29, 2017, registering 7,616,626 Common Shares under the 2000 ESPP;

•	Registration No. 333-213059, filed with the SEC on August 10, 2016, registering 7,612,279 Common Shares under the 2000 ESPP;

•	Registration No. 333-204730, filed with the SEC on June 4, 2015, registering 7,721,312 Common Shares under the 2000 ESPP;

•	Registration No. 333-194865, filed with the SEC on March 28, 2014, registering 7,514,642 Common Shares under the 2000 ESPP;

•	Registration No. 333-187641, filed with the SEC on March 29, 2013, registering 7,911,440 Common Shares under the 2000 ESPP;

•	Registration No. 333-180412, filed with the SEC on March 28, 2012, registering 8,000,000 Common Shares under the 2000 ESPP;

•

Registration No. 333-163644, filed with the SEC on December 10, 2009, registering 30,880,318 Common Shares under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan, as amended (the “1995 Plan”) and 8,000,000 Common Shares under the 2000 ESPP;

•	Registration No. 333-151816, filed with the SEC on June 20, 2008, registering 30,004,771 Common Shares under the 1995 Plan and 8,000,000 Common Shares under the 2000 ESPP;

•

Registration No.  333-148621, filed with the SEC on January 11, 2008, registering 29,381,285 Common Shares under the 1995 Plan, 8,000,000 Common Shares under the 2000 ESPP, 516,000 Common Shares under the Marvell Technology Group Ltd. 1997 Directors’ Stock Option Plan and 750,000 Common Shares under the Marvell Technology Group Ltd. 2007 Director Stock Incentive Plan, as amended and restated;

•	Registration No. 333-133281, filed with the SEC on April 13, 2006, registering 14,569,409 Common Shares under the 1995 Plan and 4,000,000 Common Shares under the 2000 ESPP;

•	Registration No. 333-124072, filed with the SEC on April 14, 2005, registering 13,880,104 Common Shares under the 1995 Plan and 4,000,000 Common Shares under the 2000 ESPP;

•	Registration No. 333-114434, filed with the SEC on April 13, 2004, registering 6,587,296 Common Shares under the 1995 Plan and 1,967,903 Common Shares under the 2000 ESPP;

•	Registration No. 333-108334, filed with the SEC on August 28, 2003, registering 10,000,000 Common Shares under the 1995 Plan;

•	Registration No. 333-104925, filed with the SEC on May 2, 2003, registering 6,062,996 Common Shares under the 1995 Plan and 500,000 Common Shares under the 2000 ESPP;

•	Registration No. 333-87322, filed with the SEC on May 1, 2002, registering 5,928,845 Common Shares under the 1995 Plan and 500,000 Common Shares under the 2000 ESPP;

•	Registration No. 333-56322, filed with the SEC on February 28, 2001, registering 500,000 Common Shares under the 2000 ESPP;

•	Registration No. 333-55974, filed with the SEC on February 21, 2001, registering 8,768,553 Common Shares under the 1995 Plan;

•	Registration No. 333-40152, filed with the SEC on June 26, 2000, registering 29,500,000 Common Shares under the 1995 Plan; and

•	Registration No. 333-40154, filed with the SEC on June 26, 2000, registering 1,000,000 Common Shares under the 2000 ESPP.

On April 20, 2021, pursuant to the Agreement and Plan of Merger and Reorganization, dated October 29, 2020, by and among Marvell, Marvell Technology, Inc., a Delaware corporation and a wholly owned subsidiary of Marvell (“MTI”), Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of MTI (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI (“Delaware Merger Sub”), and Inphi Corporation, a Delaware corporation (“Inphi”), (i) Bermuda Merger Sub merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of MTI; and (ii) Delaware Merger Sub merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of MTI. Upon the consummation of the Mergers, each of Marvell and Inphi became wholly owned subsidiaries of MTI.

As a result of the Mergers, Marvell has terminated all offerings of its securities pursuant to existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statements which remain unsold as of April 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 20, 2021.

MARVELL TECHNOLOGY GROUP LTD.

By	/s/ JEAN HU
Jean Hu
Authorized Signatory

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.